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                                                      Exhibit 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ThermoTrex Corporation:

As independent public accountants, we hereby consent to the use of our reports dated November 9, 1999 (except with respect to the matter discussed in Notes 3, 16 and 18, as to which the date is February 11, 2000), included or incorporated by reference in ThermoTrex Corporation's Annual Report on Form 10-K/A for the year ended October 2, 1999 in this Registration Statement and related Proxy Statement-Prospectus of Thermo Electron Corporation on Form S-4, and to all references to our Firm included in this Registration Statement and related Proxy Statement-Prospectus.



Boston, Massachusetts
May 15, 2000